Exhibit 23.1

Phone +41 44 444 35 55 Fax +41 44 444 35 35 www.bdo.ch	BDO Ltd Schiffbaustrasse 2 8031 Zurich

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Onconetix, Inc.’s (i) Registration Statements on Form S-8 (Nos. 333-268357, 333-265843 and  333-276824), (ii) Registration Statement on Form S-3 (No. 333-270383, 333-267142 and 333-264646) and (iii) Registration Statements on Form S-1(333-264646,  333-267142 and 333-277066), of our report dated February 14, 2024, relating to the financial statements of Proteomedix AG appearing in the Onconetix Inc. Proxy Statement for the year ended December 31, 2022 and 2021. Our report contains an explanatory paragraph regarding the Proteomedix AG’s ability to continue as a going concern.

/s/ Christoph Tschumi	/s/ Marc Furlato

BDO AG

Zurich, Switzerland

March 12, 2024

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.